Exhibit 3.5
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
BK OF NEW HAMPSHIRE, INC.
     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, BK of New Hampshire, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: That the Board of Directors of the Corporation, on March 29, 1991, adopted by unanimous written consent of its members filed with the minutes of the Board, resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:
That Article FIRST of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and the following inserted in place thereof:
     “FIRST:  The name of the Corporation is BK Acquisition, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have on March 29, 1991 given unanimous written consent to said amendment.
     THIRD: That the effective date of said Amendment is to be March 29, 1991.
     FOURTH: That said amendment was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Roger F. Thomson, its Senior Vice President, and attested to by Eugene D. Feola, its Assistant Secretary, on this 29th day of March, 1991.

BK OF NEW HAMPSHIRE, INC.
BY:	/s/ Roger F. Thomson
Roger F. Thomson,
Senior Vice President

ATTEST:
BY:	/s/ Eugene D. Feola
EUGENE D. FEOLA,
Asst. Secretary

BK 1040 PG 0055

CERTIFICATE OF INCORPORATION
OF
BK OF NEW HAMPSHIRE, INC.
     FIRST. The name of the Corporation is: BK of New Hampshire, Inc.
     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. The number of authorized shares of common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.
     FIFTH. The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Eugene D. Feola	c/o Burger King Corporation
17777 Old Cutler Road
Miami, Florida 33157
     SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:
          1. Election of directors need not be by written ballot.
          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.
     SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class

BK 1040 PG 0056
of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     EIGHTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     NINTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

BK 1040 PG 0057
     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.
     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.
     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.
     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
     EXECUTED at Miami, on June 29, 1990.

/s/ Eugene D. Feola
Incorporator